Form C

Cover Page

Name of issuer:

Everipedia, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 8/1/2015

Physical address of issuer:

972 Hilgard Ave. #PH2
Los Angeles CA 90024

Website of issuer:

https://www.everipedia.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

- [x] Yes
- [ ] No

If yes, disclose how oversubscriptions will be allocated:

- [ ] Pro-rata basis
- [ ] First-come, first-served basis
- [x] Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$200,000.00

Deadline to reach the target offering amount:

1/25/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

5

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$17,769.00	$0.00
Cash & Cash Equivalents:	$17,769.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$155,000.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($138,231.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Everipedia, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Kami Parsa	Oculoplastic & Reconstructive surgeon	Roxbury Surgical Associates	2015
Travis Moore	Cofounder	Everipedia	2015
Theodor Forselius	Treasurer	Everipedia	2015
Sam Kazemian	CEO	Everipedia	2015
Mahbod Moghadam	Co-Founder	Everipedia	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Travis Moore	Cofounder	2015
Theodor Forselius	Cofounder	2015
Theodor Forselius	Treasurer	2015
Sam Kazemian	Co-founder	2015
Sam Kazemian	CEO	2015
Mahbod Moghadam	Co-founder	2015
Mahbod Moghadam	Secretary	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Mahbod Moghadam	2,400,000 common 600,000 series FF	26.5
Theodor Forselius	2,513,207 common 628,302 Series FF	27.75
Sam Kazemian	2,515,207 common 628,302 Series FF	27.75

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control – as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Everipedia already has revenue, but not enough to cover expenses, although we are changing ad networks and hope the change will increase revenue.
>
> Investors won't see a return until the company is acquired or IPOs, or becomes profitable and starts paying dividends to shareholders.
>
> The site may not grow enough to make a lot of money.
>
> The possibility that the team will give up on the project and stop working.
>
> If our competitor Wikipedia undergoes a massive remodeling, it may impact the growth of Everipedia.
>
> Everipedia is dependent upon the retention and addition of high quality employees.
>
> Everipedia is dependent upon the continued support and involvement of key management, engineering staff, and employees of all types. Everipedia's success and ability to compete is dependent on its continuing ability to identify, attract, hire, train, retain and motivate highly qualified employees with knowledge of the businesses in which Everipedia operates. If any of Everipedia's key personnel were to cease their employment with Everipedia, Everipedia's business may be adversely affected.
>
> Everipedia's business model is dependent on its ability to sell web advertisements. Web ad revenue is correlated with site traffic. Therefore our ability to earn money is dependent on our ability to drive traffic to Everipedia. Insufficient users and traffic to Everipedia would negatively impact our business, prospects, results of operations and financial condition.

The development of new site features and design is a complex and lengthy process and may not be completed within anticipated timeframes.

In the past Everipedia has obtained sufficient capital for operations primarily from investors. Future operations depend on Everipedia's ability to increase revenue. While Everipedia may consider funding its business in future through a combination of debt and equity financing, there can be no assurance that such additional financing will be obtained.

Everipedia operates in a sector where other participants create competition. The company operates in a market that is growing and will attract competition. Competition is driven by proprietary technologies and knowhow, capabilities, consistency of operational performance, quality, price, value, alternative therapies, and speed. Some competitors may have greater financial, research and development, operational and marketing resources than Everipedia and be able to bring competing products to market. Greater financial, research and development, operational and marketing resources and experience may allow Everipedia's competitors to respond more quickly with new, alternative or emerging technologies.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: Everipedia's current costs are office, food for employees, and small salaries for 3 of the employees. $50k will cover these costs, increase our runway, and give us time for the site to grow.

If we raise: **$100,000**

Use of Proceeds: We will pay bigger salaries and start hiring more people, first as contractors and eventually full-time if things go well. We just renewed our lease on our office for another year and have enough space for a bigger team, so the biggest expense will stay the same until we raise a lot more or start making lots of money.

If we raise: **$200,000**

Use of Proceeds: Additional funds will be used for office expenses, rent, and salaries.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.

7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors , or

- (ii) if the valuation for the company is more than **$22 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$22 million**) divided by (b) the total amount of the Company's capitalization at that time.

The first $50,000 of investment in this offering will be entitled to a **Valuation Cap** of $20 million.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$25,000** in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$25,000** have standard voting rights in the Company once they receive **Preferred Stock**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$22 million**) divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock** , but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$25,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$25,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
Series FF Preferred	2,264,152	2,264,152	Yes	No
Common Stock	12,000,000	9,056,602	Yes	No
Debt Securities			Choose	No
Other				No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

N/A

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than **$22 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$22 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Everipedia raised $120K seed funding for 11% of the company as a convertible note from Mucker Capital, a VC based in Santa Monica. There were additional perks including use of their office space and $100K in server credits from AWS for Mucker companies. This was before the site had launched, also a beta version was already developed.

In February 2016, Everipedia raised $200K from 4 angel investors as a convertible note for 2% of the company ($10M cap). The site's traffic has grown massively since then.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
8/2015	Regulation D, Rule 506(b)	Convertible Note	$120,000	General operations
2/2016	Regulation D, Rule 506(b)	Convertible Note	$200,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

- [x] Yes
- [ ] No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Everipedia is a new website modeled on Wikipedia. We are creating a new knowledge base to aggregate all human knowledge in one place as superior wiki software with no limitations. Unlike Wikipedia, Everipedia allows anyone to create a page about any individual person, any organization, or anything.

Ad sales represent 100% of our total revenue. We currently average $4,000 per month in ad sales. We will increase revenue by increasing ad sales inherently tied to site traffic and customer conversion.

Everipedia was started by Sam Kazemian and Travis Moore in July 2015 as a more open and free version of Wikipedia. We have since grown from the 3 millionth Alexa ranked site in the world to 33,295 (as of July 19, 2016). The number of pages on the site currently measures approximately 600,000 and will continue to grow as our community expands.

Along the way we have expanded the team to include five full time individuals managing all aspects of the site plus hundreds of unpaid annotators and contributors. We expect to ramp up growth with the addition of Wikipedia's lexicon and then more aggressive growth with the additional funding raised this round. We expect to continue to grow our business as traffic and in turn ad revenue increases. Although there is no guarantee that our historical results or cash flows (as described below and in our financial statements) will continue to develop in the same way as they have in the past few years, we expect generally to grow in the coming years. Nonetheless, it may be years before Investors see a return on their investment, if they do at all.

Capital Resources. We have financed our operations through private issuances of convertible debt and other debt securities and internally generated positive cash flow. We've raised $320K and have $170K in the bank right now. We spend about $12K/month (mainly for office rent and food).We expect our revenue to grow at increasing rates in the current fiscal year and in the coming few fiscal years, due to increased site traffic and ad revenue.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   - C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.everipedia.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

INVEST IN EVERIPEDIA

The crowd-sourced online encyclopedia for absolutely everything

224
investors

$113,995
raised of $50K-$200K goal

$100 min **INVEST**
Wefunder Portal LLC

Future Equity (SAFE)
$22M Valuation Cap
A SAFE gives you the right to shares in Everipedia. If you invest, you're betting the company will be worth more than $22M in the future.

EARLY BIRD BONUS: $20M Valuation Cap
Investors who fund the first $50,000 of this fundraise will invest at a $20M Valuation Cap.

INVESTOR PERKS

$100+ Wefunder investors are AUTOMATICALLY promoted to Master Editor!

$500+ Founders will create your very own Everipedia page for you, your company, or whatever you want. We will also put an "investor" status badge on your Everipedia profile. We highly encourage investors to become contributors to the site. We give the most updates to investors who contribute to the site by adding whatever knowledge or information they have.

$1,000+ Receive a Verified account on Everipedia! Founders will also write a rap song about you OR promote your Everipedia page to the Everipedia community.

$5,000+ Founders will treat you to dinner next time you're in Los Angeles.

$10,000+ Receive a personal annual phone call from founders to update you on progress. (This is in addition to frequent updates that are given to investors who contribute to the Everipedia site with knowledge or information of their own).

> *“Everipedia is the next stage in the evolution of the internet - we combine the best parts of Wikipedia, Reddit, and Google into one massive encyclopedia of human knowledge and searchable content. First we'll make what Wikipedia tried and failed to do: a completely open platform where anyone - not just a few thousand editors - can contribute text, sources, images, and videos for a much richer encyclopedia experience.*



Mahbod Moghadam
FOUNDER, EVERIPEDIA

OUR AMBITION

Wikipedia has 39 million pages worldwide—but there are more than just 39 million things in the world. With Everipedia, we give everyone the freedom and the access to source and share knowledge. There are no gatekeepers and no information elites. Create your own page about something you love, have it upvoted by the crowd, and contribute to what we envision as the largest information database in the world.

- 1.8 million monthly unique visitors.
- Already making money. Vision to become a site more important than Wikipedia, Google, and Reddit. Revenue will increase with popularity.
- 3.5 million pages and counting.
- Founder Mahbod's previous company Genius is valued close to $1 billion. Genius investors include Andreessen Horowitz.
- One of the fastest growing sites in the world. Currently ranked 33,295 up from 1,900,000 in July 2015.
- Current banner ad avenues are bringing in about $150-300 per day.

everipedia.com

from Los Angeles CA

SOFTWARE TECH

WHY I LIKE EVERIPEDIA

I have invested in over a dozen startups including several of my own personal ventures. The everipedia investing proposition was something any investor , specifically one in technology looks for. A super talented team who's shown previous success in the space combined with a unique idea that has endless potentional which will ultimately serve multiple purposes to a vast and broad audience.



Sohrab Naficy

COO AND COFOUNDER OF VIWO INC. ACQUIRED BY VONAGE. ALSO FOUNDER OF GUINFY ACQUIRED IN 2015.

THE BUZZ ABOUT EVERIPEDIA

Internet Grand Wizard Marc Andreessen has called Mahbod [Everipedia Cofounder] “The greatest community manager since Caterina Fake of Flickr” - that’s real.

Huffington Post

Everipedia, also known as “Thug Wikipedia” to the insiders–which includes everyone by design–is the unannounced, and impossible to ignore, lovechild of the popular online encyclopedia and Facebook.

Breitbart

Interview with Everipedia's Tedde Forselius
June 30, 2016

Interview with my Everipedia Co-founder Theodor Forselius (AKA "Tedde") by Mahbod Moghadam One of the main reasons I got involved with Everipedia is that I really like the ethnicities of my cofounders. Sam is a Persian Prince - and you know I

THUG Wikipedia! How the new startup Everipedia prepared for growth
June 30, 2016

About 6 months ago I read an article called 4 Thugged Out Internet Tactics I Used to Get Noticed on the Internet written by the co-founder of Rap Genius; Mahbod Moghadam. I think this was just after he 'resigned' from the business for annotating a

Interview with the Founders of Everipedia AKA the "Thug Wikipedia"
June 9, 2016

Wikipedia has a fast growing competitor now, and it's called Everipedia . The website, as the founders call it is a "thugged-out Wikipedia" which is a crowdsourced encyclopedia and knowledge aggregator. Here's 's interview with two of the co-

I sucked at interviewing the founder of Everipedia - with Mahbod Moghadam - Mixergy
June 1, 2016

I wanted to have Mahbod Moghadam on Mixergy because, as one of the founders of Genius, he kept stirring things up and getting a lot of attention for a site that could otherwise be considered a boring annotation company. I wanted to understand how

Why I LOVE Everipedia - Influencive
May 2, 2016

George Beall I was recruited to the founding team of Everipedia in January 2016, after I had known the guys for a few months and parted ways with my previous startup. Everipedia is pretty much a Wikipedia alternative with a better user interface that is

Exiled Rap Genius Founder Plans to Overtake Wikipedia, Wants to Suck Mark Zuckerberg's Dick
April 13, 2016

Officially, Mahbod Moghadam is a co-founder of Genius (formerly Rap Genius), a fast-growing annotation startup that raised $40 million at a valuation of under $1 billion in 2014. Most recently, he's the co-founder of startup Everipedia. Unofficially, he's a guy

Everipedia: The Wikipedia Competitor for the People - Breitbart
February 9, 2016

Breitbart News sat down for an exclusive interview with Everipedia co-founders Sam Kazemian, known by his friends as "the Persian Zuck," and Mahbod Moghadam, previously of Genius, to discuss their startup and how it's single-handedly seeking to

Everipedia quiere ser la gran alternativa a la Wikipedia
December 26, 2015

Los usuarios de Internet no dudamos en acudir a la Wikipedia a la hora de querer resolver nuestras dudas acerca de una serie de temas, pero la Wikipedia, perteneciente a Wikimedia Commons, dista de ser perfecta.

Q&A: Mahbod Moghadam -- Cofounder, Everipedia
November 12, 2015

Mahbod Moghadam was founder of Genius (aka "Rap Genius") the definitive online lyrics/everything annotation platform. He is now cofounder of Everipedia, known as the "Thug Wikipedia". Internet Grand Wizard Marc Andreessen has called Mahbod

Interview with Everipedia Co-Founder Theodor Forselius
September 9, 2015

I decided to interview Everipedia founder Tedde Forselius. He is a Swedish baller, so I thought he would have a lot of wisdom to impart unto us Americans. I first met Tedde three months ago, after I gave a talk at UCLA. We shared a bottle of very expensive

ALL HUMAN KNOWLEDGE IN ONE PLACE

Wikpedia compiles only a fraction of what we know, because they limit who can contribute and what is worthy of note. Everipedia is the next stage in the internet's evolution: a place where everything we know exists in one giant searchable library.

1998: Paid Knowledge

- Limited authorship and limited information
- Unsearchable and expensive

WIKIPEDIA
The Free Encyclopedia

2001: Outdated

- 30,000 authors
- Large but still limited knowledge base with poor source content
- Only 5.1 million english pages
- Searchable and free

2014: Infinite Data

- Unlimited authors
- Content voted up and down by the crowd for quality
- Sources filtered with Reddit style voting system
- 5.6 million english pages in just two years
- Searchable and free.

THE BEST OF
WIKIPEDIA + REDDIT + GOOGLE

Everipedia is a modern-day knowledge aggregator. We changed the way knowledge is added, displayed, preserved, and understood on each page by making contributing links and information social and powerful. We combined tools from our favorite websites to create a super library.


Everipedia
History

Crowd-Sourced Info

Anyone can create a page about any person, place, organization, or thing and populate it with relevant links for that page.


Welcome to Everipedia, the encyclopedia of everything
Create Page
Sign Up

All Searchable

Users will be able to search and sort for content based on human quality measures not arbitrary robot sorting mechanisms.



Upvote Sources

Users can upvote sources to surface the highest quality outside sources for dependable research.

Growth

In just 12 months since launch we've grown our website rank from 1.9M -> 30,000 in the world. We're already among the top 8,000 sites in the United States with nearly 2,000,000 unique visitors every month which translates to approximately $200 in daily revenue.



Worldwide Website Traffic Rank: 31,462
USA Website Traffic Rank: 7,700
98% Month / Month Growth (Alexa Rank)
1
50,000
100,000
1M
10M
Aug '15
Sep '15
Oct '15
Nov '15
Dec '15
Jan '16
Feb '16
Mar '16
Apr '16
May '16
Jun '16
Jul '16
Worldwide Alexa Rank (Website Traffic)

3,200,000
Pageviews in June

1,930,000
Unique user visits in June

3,500,000
Pages on Everipedia

Timeline

Everipedia was hatched only 15 months ago in a dorm room at UCLA.

April 2015

Prototype

CEO Sam Kazemian writes the first prototype while in school at UCLA.

June 2015

Mahbod and Travis Join

The team grows as Mahbod Moghadam and Travis Moore join Sam as cofounders.

August 2015

Everipedia Launches and Funded by Mucker Capital

Live with less than 1,000 pages. We also raised $320,000 from Mucker Capital, a venture firm in Los Angeles. Their portfolio includes Task Rabbit, Trunk Club and Surf Air.

February 2016

100,000 Unique Pages and 2nd Round

In seven months we amassed a community that contributed to 100,000 pages unfound on Wikipedia. We also raised some angel funding to grow the team.

June 2016

500,000 Unique Pages & 1M Monthly Uniques

In the next four months Everipedia added 400,000 pages. We also hit 1,000,000 unique visitors per month!

July 2016

3,500,000 Unique Rich Pages

By adding open source content from Wikipedia we're expediting content creation.

August 2016

5.6 Million Pages

Wikipedia import of 5.1 million pages plus Everipedia's 500,000 original pages make us the largest datasource of english content online.

Fall 2016

Elastic Search

Elastic search is scalable search technology that makes it possible to search millions of pages and millions of content pieces instantly.

Spring 2017

World Domination

We prove all the haters wrong and crack the top 100 sites in the world. Only to work even harder to get to the Top Ten!

"Mahbod is the most brilliant community creator we've seen since Caterina Fake's heyday at Flickr."



Marc Andreesseen

FOUNDER OF NETSCAPE AND VENTURE CAPITAL FIRM ANDREESSEN HOROWITZ

LET'S TAKE OVER THE INTERNET TOGETHER

Everipedia is the new, better version of Wikipedia. The site has massive traffic and rapidly growing revenue and traffic. The main reason we are raising money with Wefunder is to give investors who see our vision the opportunity to join our community - to be a part of our team here at Everipedia. We hope you'll become a part of our community and help us build the site, then your investment and the return for all of us will be a self-fulfilling prophecy.

Everipedia is incredible software and has the best developers building something the internet needs. With your help we can be bigger than Reddit, bigger than Wikipedia, bigger than Google. We'll create the largest source of human knowledge in the world unfiltered by a select few but rather built by everyone. If enough of us are committed to Everipedia we will continue to grow explosively together.

Much love,



Sam, Travis, Mahbod, Theo

MEET THE FOUNDERS



Mahbod Moghadam

Founder

Cofounder of Genius.com. Magna cum laude from Yale and a graduate of Stanford Law. Fulbright Scholar and avid classical pianist. Early investor in Coinbase and Helpr.



Travis Moore

Founder

Real estate mogul in Las Vegas. Former Senior Business Information Analyst at Anthem. Triple majored in Biology, Biochemistry, and Neuroscience at UCLA. His passions are programming and investing.



Sam Kazemian

Founder

Sam double majored in Neuroscience and Philosophy at UCLA. He is a big fan of German metal band Rammstein. His friends fondly refer to him as Persian Zuck.



Theodor Forselius

Founder

Prior to founding Everipedia, Theodor worked as a web developer at a Swedish advertising agency and built a social network for gamers. His passions include Dominican cigars and great design.

RAISED $433,995 FROM 2+ INVESTORS

Mucker Capital

Los Angeles' Seed-Stage Venture Fund

Robert Snyders

DETAILS

– COLLAPSE ALL

What problem are you solving?

The biggest problem, in my opinion, with Wikipedia's notability requirement, is that it is used for sexist and bigoted motives. 87% of Wikipedia's editors are white males under the age of 30, so it's basically the 4chan crew who's running Wikipedia. You can prove, by looking at the big picture and analyzing the numbers on a macro level, that they have a sliding scale on their notability requirement, based on your skin color and your gender. They're a lot more strict on women and minorities having pages than they are on white males.

It's a big problem that Wikipedia is the 6th biggest site on the internet, has all kinds of biases in it, and they're biases that are losing them traffic. Wikipedia doesn't care, because the editors aren't getting paid. They're not getting paid with money; the way they're getting "paid" is that they're allowed to use their power to reinforce their racist, sexist, and bigoted beliefs.

Everipedia just wants to make money. The way that we want to compensate ourselves is with money. We have logical and capitalistic motivations which allows us to give users a lot more freedom on our platform--the same way that, for example, Facebook does. Facebook lets you have a Facebook page about your startup, about your cat, about anything you want.

What are the differences between Wikipedia and Everipedia?

The less strict notability requirement is really just the tip of the iceberg. We also have all these pages that people are searching on Wiki for that they don't have. They don't have it, but we might, which is what has allowed us to grow so fast. The site is really just, in every way, shape, and form, a better version of Wikipedia. That means the software is much, much easier to use. It's very easy to access and edit from your phone.

We're more friendly in terms of building an inclusive community of involved users. You get IQ for your contributions, and you also get badges. Users receive a lot more recognition for their contributions than on Wikipedia. It's also less prohibitive for registered users to edit and contribute on our site, whereas on Wikipedia, only a select few who are in a sort of "cool kids club" get to write.

There are also verified accounts for celebrities. Snoop Dogg is not allowed to edit his own Wikipedia page, but on Everipedia, Snoop Dogg can get his own verified account, and people will know that anything he says is coming from Snoop Dogg himself. Verified pages have a check mark next to it.

We also allow voting on the footnotes. One problem with Wikipedia is that Wikipedia has cited footnotes, but a lot of people don't even know they're there. On Everipedia, the footnotes are more front and center. Anyone can comment on any footnote, and you can go to them directly from the site. It doesn't just give you the random name of a book that you can't even find anywhere. It's all things that you can verify right there. You can also upvote or downvote them. On Wikipedia footnotes are an afterthought, whereas for us the footnotes are front and center. It's also a restriction, though, because we only accept web based sources for the aforementioned reason.

What content do you have that Wikipedia doesn't?

Right now, we have a lot of pages that Wikipedia specifically doesn't have, like characters from TV shows that aren't notable enough to be mentioned in the Wikipedia pages. We have "Love & Hip Hop" character pages that have over 100,000 page views. That's clearly shows there's a demographic and an area of content that Wikipedia is missing out on, even though it's the number 7 biggest site in the world.

Since it's a non-profit, Wikipedia says anyone can actually take the sum total of their articles, even for profit purposes, as long as they say that it's from Wikipedia. We're working right now to actually import all of Wikipedia to the site. Basically, we're trying to fork Wikipedia, and bring it over to Everipedia, so that it's just Wikipedia plus everything else that's unique to our own site. This ensures that we won't have any real deficiencies to speak of. Obviously, we're going to cite Wikipedia as one of the primary sources that an article comes from. We're already starting to test some of those scrapings.

How is Everipedia's community different than Wikipedia?

Although the community is still not big, it's expanding. It's just so much easier for people to get involved. At Wikipedia, they kind of treat it like a club that you need to be invited into. The people who are already contributing aren't getting paid in money, so the only thing they have is their pride. Part of their pride is excluding other people from joining their exclusive club, but we're trying to actually actively get people to join us and contribute, the same way that I was doing at Rap Genius.

I think we're going to have a contributor-to-consumer ratio that is more similar to Rap Genius, than to Wikipedia, which would be huge. Rap Genius has a way, way bigger chunk. It's closer to 1% of people contributing in some way, whereas Wikipedia is not even close to that. Wikipedia makes it so difficult. You can't even figure it out. Even if you really, really wanted to contribute to Wikipedia, you'd have to learn wiki markups to do it, which I've tried, and I failed. Even though I'm not a technical person, I'm a website person, and if even I can't figure out wiki markups, I doubt most high school or college kids would be able to. Basically, the only person who could figure it out is someone who has some experience with software development. That's a pretty small pool of people who would even be capable of contributing to Wikipedia, which also explains its messed up demographics. It's basically a bunch of young tech guys who are running Wikipedia, whereas any other site you look at, it's more of a cross-section of society. There's all kinds of people who contribute to Rap Genius. That's because the software is really easy to use.

How are users engaged?

People are really interested in getting involved. Usually the first thing they want to add is stuff that they're really passionate about: their own companies, themselves, or their friends. Then as they use the site (and it's easy to understand how to make pages, merge pages, edit, link, and cite), they start branching out to the other content. We learned that the more modern our site looked--the more closer to Facebook or other social media sites it is in terms of usage, like messaging or editing--the easier it is for people to hop on.

They usually hop on by making something that they're really knowledgeable about, mainly either themselves, their company, or something in their hometown. Then they get more involved, and quickly start making much more complicated nuanced pages. We have one of our editors who's always on the site. He was making very sophisticated pages about cancer, different types of cancer treatments, and "starving cancer versus chemo starving cancer"--things that weren't even on Wikipedia. Its unique content in the scientific realm is unique to Everipedia right now. People first start by editing stuff that's really basic, and then branching out.

How did you guys get started?

My co-founders, Sam and Teddy, have been working on the site for a year before I (Mahbod) got involved. It was about 6 months after I had left Rap Genius, and I was giving a talk at UCLA. At my talk, Sam came up to me, and he showed me my Everipedia page. I had a eureka moment, because I had coincidentally been trying to get my own Wikipedia page. I tried to put it up myself but it got taken down. Then I even had someone who was more experienced help me out with it, but it still got taken down. When I saw myself on Everipedia, I thought, "This is amazing. If I wanted this so bad, there's probably millions of people like me." That turned into our pitch. The way that we pitch Everipedia to people is by starting a page about the person, or about their company, and then say, "This is you. This is your wiki, and you can improve it." Then someone jumps in and starts improving it, and by then they've learned how to use the site, and it becomes one of their tools.

Everyone reads Wikipedia, but very few people actually know people who have contributed to the site. Everyone uses Google; they use it just as much as they read it. Facebook pages can be built by anyone, but no one actually contributes to Wikipedia at all. So our whole point was, with that observation in mind, if we could get even just a small amount of engagement, if we could just get 1 or 2 percent of people that read Everipedia to contribute, which is actually an order of magnitude more than Wikipedia, the ratio to contributors to readers, we would be as big or bigger than Wikipedia itself.

How many people have contributed or edited on your site?

There are over 4,000 registered users on Everipedia. Before, we had a handful of people every day that would come on, sign up, try the site, edit existing pages, and make new ones. But in the past 2 months, there's been so many new people coming and trying the site, that it's almost hard for even all of us that drive it, to just keep track of all the new people, message them, and reach out to them. Sometimes people do slip through the cracks, just because there's so many of them. Some uncited content gets on the site, and it takes a day or two to really get it reviewed. It's growing really fast. I don't have a specific ratio, but at this point, just us at the office, which includes me (Mahbod), Travis, George, Christian, and Navin, is almost too few people to keep track of everything right now. At this point it's a bit overwhelming even with five people, but it's a positive first world problem to have.

ASK A QUESTION

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ASK QUESTION

Scott Fulk Jul 30

Hello! I understand the need to pay competitive salaries to hire and retain talent and that that will be the main use of the funds you're raising, but are the founders committed in the short term (several years) to ensuring their salaries are commensurate with the size of the business? I'd much rather see the founders' (and investors') financial success hinge on the growth in equity through retained earnings than the founders comfortably paying their mortgages through high salaries while the company limps (maybe) towards a liquidity event possibly someday or fails altogether. Also, your Form C says some of the money will go towards food for the employees. Is the food strictly rationed to... [+ READ MORE]

Mahbod Moghadam Founder FOUNDER Jul 30

Hey scott! Right now only one of the founders gets paid $1K/month. Other than him, only employees get salaries. We figure since founders have more equity, they don't need as much salary for comp. We are working to make this the next Facebook.. me and travis are already rich, and we don't really care about money to begin with, and SAM.. oh man.. you gotta meet Sam. He is the next Zuck!! All he cares about is his site - material things mean nothing to him. All he cares about is Everipedia and weightlifting (and God).

LIKE

Steven Alexander Littaua edited Aug 5

I find contradictory that you rail against Wikipedia (and their contributor base), yet are in the process of importing all their articles into your site (which I do understand is completely legal under CC). If these articles were written by the privileged group of editors you loathe, how can you justify uploading them?

Note: I don't mean these to be harsh or directly against the company, but serious questions I have before investing.

Mahbod Moghadam Founder FOUNDER Aug 6

"Loathe" is a strong word.. we love Wikipedia actually, Sam (our CEO) is an editor. but we think we can make it much better. also, Wikipedia started by importing Britannica. They made Britannica better.. we are going to make Wikipedia better!

I apologize for sometimes using "beef" rhetoric in order to get attention for my startups - I did this at Rap Genius too! I am just trolling for attention when I do stuff like that..

LIKE

MORE QUESTIONS

RISKS SPECIFIC TO EVERIPEDIA

1. Everipedia already has revenue, but not enough to cover expenses, although we are changing ad networks and hope the change will increase revenue.

2. Investors won't see a return until the company is acquired or IPOs, or becomes profitable and starts paying dividends to shareholders.

3. The site may not grow enough to make a lot of money.

4. The possibility that the team will give up on the project and stop working. ... READ MORE

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Everipedia is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min

INVEST

Can I change my mind and get a refund?

How do I earn a return?

How is Wefunder compensated?

How do convertible notes work?

Have another question?



Kami Parsa

Oculoplastic & Reconstructive Surgeon

Beverly Hills, California | Medical Practice

Current IdeaMarket, Surgery Theater Inc

Education USC

Send Kami InMail

500+ connections

https://www.linkedin.com/in/kamiparsamd

Contact Info

Background

Summary

I am an Oculoplastic & Reconstructive surgeon in private practice in Beverly Hills California. I am part of a surgical group called Roxbury Surgical Associates. We provide top surgical care in Beverly Hills, Newport Beach and the Caochella Valley.

In 2010 I co-founded Surgery Theater Inc which is a medical publishing company and the world's first video and document sharing educational portal for ALL surgical procedures. To learn more visit: www.Surgerytheater.com

Experience

Advisor
IdeaMarket
September 2014 – Present (1 year 11 months) | San Francisco Bay Area

Founder Surgery Theater Inc, Oculoplastic & Reconstructive Surgeon,
Surgery Theater Inc
January 2006 – Present (10 years 7 months) | Beverly Hills

Skills

Top Skills

- 72 Surgery
- 68 Healthcare
- 44 Medicine
- 28 Board Certified
- 26 Reconstructive Surgery
- 23 Medical Education
- 21 Research
- 13 Social Media
- 11 Healthcare Information...
- 10 Microsoft Office

Kami also knows about...

- 10 Hospitals
- 6 Business Development
- 3 Editing
- 3 Public Speaking
- 2 Treatment
- 1 Juvederm
- 1 Plastic Surgery

Education

USC
Doctor of Medicine (MD), Medicine
1996 – 2000

University of Southern California
Doctor of Medicine (MD), Medicine
1996 – 2000

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Mahbod Moghadam

Cofounder of Everipedia

Greater Los Angeles Area | Internet

Previous GENIUS

Education Stanford University Law School

Send Mahbod InMail

102 connections

https://www.linkedin.com/in/mahbod-moghadam-452237105

Background

Experience

Cofounder
GENIUS
August 2009 – May 2014 (4 years 10 months) | Brooklyn, NY

Started a major lyrics website turned annotation platform, raised over $57M from Andreessen Horowitz and others.

Skills

- 1 Microsoft Word
- 1 Microsoft Excel
- 1 Microsoft Office
- 1 Management
- 1 Research

Education

Stanford University Law School
Juris Doctor (J.D.), Banking, Corporate, Finance, and Securities Law, A
2005 – 2008

Activities and Societies: Law Review, StreetLaw

Yale University
Bachelor's Degree, History, International Studies, A
2000 – 2004

I graduated Magna Cum Laude, Phi Beta Kappa, distinction in both majors. Selected as Fulbright Scholar to France.

Activities and Societies: Speaker of Yale Political Union, Writer for Yale Review of Books



Theodor Forselius

Co-Founder at Everipedia, Inc.

Los Angeles, California | Internet

Current Everipedia, Inc., Mobafy

Previous Hello. Social Networks Scandinavia, NOGA

Send Theodor InMail

72 connections

https://www.linkedin.com/in/teddef/en

Background

Experience

Co-Founder
Everipedia, Inc.
November 2014 – Present (1 year 9 months) | Los Angeles

CTO, Co-Founder
Mobafy
October 2013 – Present (2 years 10 months)

Founder
Hello. Social Networks Scandinavia
March 2012 – November 2014 (2 years 9 months)

Web Developer and Marketing Specialist
NOGA
September 2011 – October 2014 (3 years 2 months)



Travis Moore

Business Information Analyst Sr at Anthem, Inc., Co-Founder at Everipedia, Inc.

Las Vegas, Nevada | Hospital & Health Care

Current: Everipedia, Inc, Anthem, Inc., Italia Holdings, LLC
Previous: Anthem / Wellpoint, WellPoint - Anthem Blue Cross, UT Southwestern Medical Center
Education: UCLA

Send Travis InMail

36 connections

https://www.linkedin.com/in/travis-moore-6925105a

Contact Info

Background

Experience

Co-Founder
Everipedia, Inc
June 2015 – Present (1 year 2 months) | Greater Los Angeles Area

http://www.everipedia.com
Everipedia's mission is to make information about individuals on the internet more accessible by allowing anyone to centralize and sort people's digital footprint.
Linksearch
Our search engine lets you search for information about people on the internet by using pieces of their digital footprint to help you find the rest of it. Imagine you want to find out more information about your friend on Facebook, someone you follow on Twitter, or some person you're just reading a news article about on the web - by using Linksearch, all you have to do is take the link to that person's profile or news article and paste it in our search bar, which will then return the people associated with that link and the remaining part of their digital footprint.
By allowing users to up & downvote the links associated with people's pages, we ensure that it's only the most interesting and relevant information you see on top of the person's page that you're researching.
Vision
Our vision is to change the way people use the internet to research and find information about an individual.

Everipedia, everyone's encyclopedia

Business Information Analyst Sr
Anthem, Inc.
April 2015 – Present (1 year 4 months) | Las Vegas, Nevada Area

CEO / Landlord
Italia Holdings, LLC
February 2015 – Present (1 year 6 months) | Las Vegas, Nevada Area

For my apartment buildings

Business Information Analyst I
Anthem / Wellpoint
February 2014 – April 2015 (1 year 3 months) | Las Vegas, Nevada Area

Customer Care Representative I
WellPoint - Anthem Blue Cross
November 2012 – February 2014 (1 year 4 months) | Newbury Park, California

Use STAR, UNNMS, Ultera, and CallCare browser to investigate and resolve billing and membership concerns expressed by members. This includes, but is not limited to, ID card replacement, mailing of information packets, address changes, check traces, membership-related document research, payment processing, and submission of grievances. Research CA and Enterprise policies and procedures to maintain compliance with relevant local, state, and federal laws (e.g. HIPAA).

Research Technician II
UT Southwestern Medical Center
February 2012 – October 2012 (9 months)

Research Technician II in the lab of Dr. Hamid Mirzaei. My task involved the determination of the yeast complexome using formaldehyde as a crosslinker coupled with orthogonal separation methods followed by mass spectrometry.

Undergraduate Assistant
UCLA
August 2010 – June 2011 (11 months)

10 months as an assistant to a postdoc (Dr. Ying Liu) in the lab of Dr. Guoping Fan at the David Geffen School of Medicine at UCLA. The objective was to determine the effects that DNA methyltransferase I (Dnmt1) mutations had on mouse CNS development. I enhanced my capabilities in common molecular biological techniques such as PCR and DNA extraction. Additionally, I became certified to work with mice, and performed ear taggings and ear/tail sample collection, as well as genotyping.

Skills

Top Skills

- 6 Biochemistry
- 5 Western Blotting
- 2 jQuery
- 2 JavaScript
- 2 Python
- 2 MySQL
- 2 Microsoft SQL Server
- 2 Django
- 6 Microsoft Word
- 5 Molecular Biology

Travis also knows about...

4 DNA · 3 Protein-protein... · 3 Silver Staining · 3 BCA Protein Assay · 4 Microsoft Excel · 3 Microsoft Powerpoint · 3 Neuroscience · 2 Protein Purification · 3 Research · 3 Healthcare · 3 PowerPoint · 3 Access · 1 DNA purification · 2 Customer Service · 1 Microsoft Access

Languages

English
Native or bilingual proficiency

Spanish
Limited working proficiency

Education

UCLA
Triple B.S, 3.601
2007 – 2011

Molecular, Cell, and Developmental Biology
Biochemistry
Neuroscience

Moorpark College
College-Level Coursework
2006 – 2007

Westlake High School
High School Diploma
2003 – 2007